Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Patheon Inc.

Durham, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-184241) and Form S-8 (No. 333-174871) of Patheon Inc. of our reports dated March 26, 2012 and February 23, 2011, relating to the consolidated financial statements of Sobel USA Inc., which appear in this Form 8-K.

We also consent to the reference to us under the caption “Experts” in the Prospectus Supplement dated November 16, 2012.

/s/ Smith Leonard PLLC
High Point, North Carolina

November 16, 2012